Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES CLOSING OF $500 MILLION OF SENIOR NOTES DUE 2029

Enhances Capital Structure to Support Continued Growth and Profitability

West Palm Beach, FL – (November 6, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity”), a leading non-bank mortgage servicer and originator, today announced that PHH Escrow Issuer LLC (“Escrow Issuer”), a wholly-owned special purpose subsidiary of PHH Corporation (“PHH”), closed the previously announced offering of $500 million aggregate principal amount of 9.875% Senior Notes due 2029 (the “Notes”).

Glen A. Messina, Chair, President and CEO of Onity Group, said, “We have made significant progress in enhancing our capital structure through the successful completion of this debt issuance and other previously announced transactions. The strong level of investor interest, particularly from new investors, in our debt issuance is a testament to the successful transformation of our business, which is driving strong earnings, cash flow and returns. The effective yield on our new corporate debt structure is nearly 300 basis points better, which will enable our Company to grow future earnings, capture upside potential in our share price, and provide greater financial flexibility to invest in the continued growth of our business.”

The net proceeds from the sale of the Notes, together with additional cash from Onity, were placed into escrow pending the consummation of the recently announced sale by Onity of its 15% ownership interest in MSR Asset Vehicle LLC to certain funds affiliated with Oaktree Capital Management, L.P. (the “MAV Sale”) and additional customary closing conditions. Upon satisfaction of the escrow conditions, the escrowed proceeds will be released to PHH Corporation, and at that time PHH Corporation, along with Onity and certain subsidiaries of PHH, will enter into a supplement to the indenture governing the Notes pursuant to which PHH will become a co-issuer of the Notes and Onity and such subsidiaries will become guarantors of the Notes.

Upon their release from escrow, the net proceeds from the offering will be used, together with the net proceeds from the MAV Sale and cash on hand, to redeem all of PHH Mortgage Corporation’s $289 million of outstanding 7.875% Senior Notes due 2026 and all of Onity’s $285 million of outstanding 12.00%/13.25% Senior Second Lien Notes due 2027.

The Notes and the related guarantees were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction.

The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A of the Securities Act and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the satisfaction of the escrow conditions, including, but not limited to, the MAV Sale, and the ultimate use of the proceeds from the Notes offering. We cannot provide any assurance that these events will occur. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, that the conditions to the release of the escrowed funds from escrow, including the consummation of the MAV Sale, may not occur. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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